Exhibit 10.7

POSTRETIREMENT LIFE INSURANCE PLAN

OF

THE PACIFIC GAS AND ELECTRIC COMPANY

 This is the controlling and definitive statement of the Pacific Gas and Electric Company Postretirement Life Insurance Plan – Plan #542 (“PLAN”1), as amended on April 1, 2007 (to reflect eligibility of affiliate employees for participation in the Retirement Plan), amended effective as of January 1, 2009 (in conformance with Section 409A of the Internal Revenue Code), amended effective March 15, 2012 (with respect to benefits provided to weekly paid non-bargaining unit employees) and amended effective May 15, 2012 with respect to certain tax matters. The PLAN is for the benefit of all eligible employees of Pacific Gas and Electric Company (“COMPANY”) and such other companies, affiliates, subsidiaries, or associations as the BOARD OF DIRECTORS may designate from time to time. The PLAN was first adopted in substantially its current form by the BOARD OF DIRECTORS in 1978 and has since been amended from time to time. Except as expressly stated by any amendment to this PLAN, benefits of eligible employees who retire, terminate from employment, or cease to be an eligible employee prior to the effective date of any amendment shall not be affected by any such amendment. The Company intends to amend, restate, and maintain the Plan pursuant to this written instrument and in accordance with the requirements of the Employee Retirement Income Security Act (ERISA) of 1974.

ARTICLE I

DEFINITIONS

 1.01    Actual Retirement Date shall mean the earlier of:    (a) the date as of which payment of a pension under the COMPANY’s Retirement Plan commences, or (b) if an employee is age 55 or older, the day following the date on which an employee’s SERVICE ends.

[1]	Words in all capitals are defined in Article I.

 1.02    Bargaining Unit Employee shall mean an employee of the COMPANY or a designated company, affiliate, subsidiary, or association, who is a member of a collective bargaining unit.

 1.03    Beneficiary shall mean the individual or individuals or intervivos trust or trusts that an eligible employee designates to receive benefits under Section 3.02. Such designation must be made on a Designation of Beneficiary form provided by, and filed with, the PLAN ADMINISTRATOR.

 1.04    Board or Board of Directors shall mean the BOARD OF DIRECTORS of the COMPANY or, when appropriate, any committee of the BOARD which has been delegated the authority to take action with respect to the PLAN.

 1.05    Company shall mean the Pacific Gas and Electric Company, a California corporation.

 1.06    Compensation shall mean an employee’s monthly base salary rate. For an employee on an authorized leave of absence, COMPENSATION also includes the monthly salary rate applicable to such employee, whether or not the employee was paid while on such leave of absence. For an employee receiving benefits under the COMPANY’s Long-Term Disability Plan or the PG&E Corporation Disability Plan, COMPENSATION is the employee’s monthly base salary rate for the 12 months preceding the employee’s last day worked.

 1.07    Group Life Insurance Plan shall mean the Pacific Gas and Electric Company GROUP LIFE INSURANCE PLAN, as amended January 1, 2008, and as may thereafter be amended, from time to time.

 1.08    Management Employee shall mean an employee of the COMPANY or of a designated company, affiliate, subsidiary, or association, who is employed in a monthly paid position and who is not in a collective bargaining unit. Effective April 1, 2007, Management Employee shall include any such employee of PG&E Corporation, PG&E Corporation Support Services, Inc., and PG&E Corporation Support Services, II, Inc.

 1.09    Normal Retirement Date shall mean the first of the month following an employee’s 65th birthday.

 1.10    Participating Employer shall mean the COMPANY, PG&E Corporation, PG&E Corporation Support Services, Inc., and PG&E Corporation Support Services II, Inc., or such other company, affiliate, subsidiary, or association as may be designated by the BOARD or its delegates.

 1.11    Plan shall mean the Pacific Gas and Electric Company Postretirement Life Insurance Plan, amended and restated from time to time, as set forth herein.

 1.12    Plan Administrator shall mean the Employee Benefit Committee or such individual or individuals as that Committee may appoint to handle the day-to-day affairs of the PLAN.

 1.13    Service shall mean “credited service” as that term is defined in the Retirement Plan or, if the Compensation Committee of the Board of Directors of PG&E Corporation has granted an adjusted service date for an eligible employee, “credited service” as calculated from such adjusted service date. Additionally, for purposes of this PLAN, SERVICE shall include service with a PARTICIPATING EMPLOYER.

 1.14    Weekly-Paid Non-Bargaining Unit Employee shall mean an employee of the COMPANY or a PARTICIPATING EMPLOYER, who is paid on a weekly basis and is not a member of a collective bargaining unit.

ARTICLE II

ELIGIBILITY AND BENEFIT LEVELS

 2.01    The PLAN provides for different levels of benefits, depending upon the employment status, hire date, and/or promotion date of an eligible employee. Except as expressly provided under the terms of the PLAN, an eligible employee is entitled to receive only one level of benefits. A schedule setting forth the different benefit levels, and eligibility criteria is contained in Attachment A.

  All life insurance benefit proceeds will be paid in a single lump sum to the BENEFICIARY at the time of the the eligible employee’s death.

 2.02    Terminated Employees.    Anything in the PLAN to the contrary notwithstanding, an employee whose employment with the COMPANY or a PARTICIPATING EMPLOYER terminates prior to attaining Normal or Early Retirement Date, as those terms are defined under the COMPANY’s Retirement Plan, shall not be an eligible employee entitled to benefits under the PLAN.

 2.03    Demotions.    An eligible employee who (i) is eligible to retire under the terms of the COMPANY’s Retirement Plan, (ii) has met all of the criteria for a specified level of benefit, and is subsequently demoted for reasons other than for just cause, will nonetheless be entitled to receive the level of benefits to which he was entitled prior to demotion. COMPENSATION for purposes of determining the amount of benefits to which a demoted employee is entitled shall be based on the larger of (i) the last 12 months of COMPENSATION prior to the date of demotion, or (ii) the last 12 months of COMPENSATION prior to ACTUAL RETIREMENT DATE. An eligible employee who is demoted for just cause, however, automatically ceases to be entitled to the level of benefits to which he was entitled prior to demotion. Eligibility for a specific level of benefits and the amount of any benefit will depend on employment status and COMPENSATION received subsequent to demotion.

ARTICLE III

ADMINISTRATIVE PROVISIONS

 3.01    Elections.

  (a)     Prior to ACTUAL RETIREMENT DATE, an eligible employee shall make any applicable elections as to optional benefit forms appropriate to the level of benefit to which he is entitled. Elections made prior to an eligible employee’s ACTUAL RETIREMENT DATE are irrevocable.

  (b)     On or prior to December 31, 2008, certain eligible employees, as designated by the COMPANY in its sole discretion, were allowed to elect a cash payment in lieu of life insurance benefits under the PLAN. Any cash payment to an eligible employee as a result of this election shall be payable upon the eligible employee’s “separation from service” (within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”)), and in no event later than the later of (i) the 15th day of the 3rd month following the eligible employee’s SEPARATION FROM SERVICE or December 31 of the calendar year in which the eligible employee separates from service, subject to applicable tax withholding.

If pursuant to section 3.01(b) an employee who is eligible for Level Four, Level Five, or Level Six benefits elects a cash payment in lieu of a life insurance benefit, then in determining the present value of a cash benefit elected pursuant to 3.01(b), the PLAN ADMINISTRATOR shall use the appropriate mortality factors contained in the Retirement Plan for single life annuities and the 90-day Treasury Bill interest rate in effect as of the eligible employee’s ACTUAL RETIREMENT DATE. If provided for in a participant’s election form, the eligible employee also shall receive, at the same time as such cash payment, an additional payment equal to the federal and state income taxes attributable to such payment, except that, as of May 15, 2012, no such payment will be provided to an individual who is or was prior to retirement an executive officer named in the compensation tables of any of the COMPANY’s or PG&E Corporation’s proxy statements that have been filed with the Securities and Exchange Commission prior to the date of payment of benefits under this PLAN.

  3.02    Designation of Beneficiary.

 An eligible employee shall designate a BENEFICIARY by filling out and submitting a Designation of Beneficiary electronic or paper form provided by the PLAN ADMINISTRATOR. A BENEFICIARY may be changed at any time by submitting a Change of Beneficiary form available from the PLAN ADMINISTRATOR.

The designation of a BENEFICIARY becomes effective only when received by the PLAN ADMINISTRATOR. If there is no designation of a BENEFICIARY on file with the PLAN ADMINISTRATOR, the BENEFICIARY shall be in accordance with the last Designation of Beneficiary form filed by the eligible employee under the COMPANY’s GROUP LIFE INSURANCE PLAN. If the designated BENEFICIARY is not living at the time of the eligible employee’s death, the PLAN ADMINISTRATOR shall determine the individual, individuals, or estate entitled to receive benefits by application of the Preference of Beneficiary clause contained in the COMPANY’s GROUP LIFE INSURANCE PLAN.

  3.03    Operation and Administration.

  (a)     COMPANY’s Powers and Duties.    The COMPANY, acting through its BOARD OF DIRECTORS, reserves to itself the exclusive power to amend, suspend, or terminate the PLAN, as provided below, and to appoint and remove from time to time:

  (i)       the individuals comprising the Employee Benefit Committee;

  (i)       the individuals comprising the Employee Benefits Appeals Committee; and

  (iii)      the employers whose employees may participate in the PLAN.

 All powers and duties not reserved to the COMPANY are delegated to the PG&E Corporation Employee Benefit Committee (the “EBC”) as Plan Administrator and to the Employee Benefit Appeals Committee (the “EBAC”) with respect to review and adjudication of Participant claims and appeals. Action of either committee shall be by vote of a majority of the members of the committee at a meeting, or in writing without a meeting, and evidenced by the signature of any member who is so authorized by the committee.

 The COMPANY indemnifies each member of each committee against any personal liability or expense arising out of any action or inaction of the committee or of any member of the committee or of such individual, except that due to his or her own willful misconduct.

  (b)   Employee Benefit Committee.    The Employee Benefit Committee, appointed by the Board of Directors of PG&E Corporation to serve at its pleasure, is the PLAN ADMINISTRATOR of the PLAN and is responsible for the overall administration of the PLAN.

 The PLAN ADMINISTRATOR has the sole power and duty to establish and from time to time revise such rules and regulations as may be necessary to administer the PLAN in a non-discriminatory manner for the exclusive benefit of employees and all other persons entitled to benefits under the PLAN.

 The PLAN ADMINISTRATOR shall establish, carry out, and revise from time to time the funding policy for the PLAN. The PLAN ADMINISTRATOR shall have the authority to allocate among its members or to delegate to any other person any fiduciary responsibility with respect to the PLAN. The PLAN ADMINISTRATOR may appoint and delegate to one or more individuals the power and duty to handle the day-to-day administration, including financial administration, of the PLAN. Such individuals need not be members of the Committee and shall serve at the pleasure of the Committee.

 The PLAN ADMINISTRATOR shall also maintain such records and make such rules, computations, interpretations, and decisions as may be necessary or desirable for the proper administration of the PLAN. The PLAN ADMINISTRATOR shall maintain for inspection by eligible employees copies of the PLAN, the latest annual report, PLAN description and summary description, and any amendments or changes in any of these documents. On written request, eligible employees may obtain from the PLAN ADMINISTRATOR a copy of any of these documents at a cost established by the PLAN ADMINISTRATOR from time to time.

The PLAN ADMINISTRATOR may employ counsel and agents, as well as clerical, actuarial, and accounting services as it may require in carrying out the provisions of the PLAN or complying with the requirements of ERISA.

 3.04    Eligibility Claims and Appeals Procedures.

 If a claim which relates to an eligible employee’s length of SERVICE, status, or membership in the PLAN is denied in whole or in part, the PLAN ADMINISTRATOR shall furnish to the claimant a written notice setting forth:

  (a)   specific reason(s) for the denial;

  (b)   the PLAN provision(s) on which the denial is based;

  (c)   a description of any material or information, if any, necessary for the claimant to perfect the claim, and an explanation of why such material or information is necessary; and

  (d)   information concerning the steps to be taken if claimant wishes to submit a claim for review.

 The above information shall be furnished to the claimant within 60 days after the claim is received by the PLAN ADMINISTRATOR.

 If a claimant is not satisfied with the written notice described in the preceding paragraph, such claimant may request a full and fair review by the EBAC by so notifying the PLAN ADMINISTRATOR in writing within 90 days after receiving such notice. If a review is requested, the claimant shall also be entitled, upon written request, to review pertinent documents and to submit issues and comments in writing. The EBAC shall furnish the claimant with a written final decision within 60 days after receipt of the request for review, unless due to special circumstances, an extension is required. If an extension is required, a written extension notice will be furnished to the claimant before the end of the initial 60-day period. The extension may not exceed 60 days. The extension notice will indicate the special circumstances requiring an extension of time and the date by which the EBAC expects to render a decision. If the EBAC denies the appeal, the claimant will be provided a written notice setting forth:

  (a)   specific reason(s) for the denial;

  (b)   the PLAN provision(s) on which the denial is based; and

  (c)   a statement of the claimant’s right to bring an action under section 502(a) of ERISA.

 3.05    Amendment Procedures.

 The COMPANY reserves the right to modify or discontinue the PLAN at any time. Any modification or termination of the PLAN shall not affect benefits payable to BENEFICIARIES prior to the date of modification or termination.

 3.06    Code Section 409A.

  (a)    Notwithstanding anything to the contrary set forth herein, to the extent (i) any compensation or benefits to which an eligible employee becomes entitled hereunder, in connection with the eligible employee’s SEPARATION FROM SERVICE constitute deferred compensation subject to (and not exempt from) Section 409A and the regulations and other guidance promulgated thereunder and (ii) the eligible employee is deemed at the time of such separation to be a “specified employee” under Section 409A, then such compensation or benefits shall not be made or commence until the earlier of (A) six (6)-months after such separation or (B) the date of the eligible employee’s death following such separation; provided, however, that such delay shall only be effected to the extent required to avoid adverse tax treatment to the eligible employee under Section 409A(a)(1) in the absence of such delay. Upon the expiration of the applicable delay period, any compensation or benefits which would have otherwise been paid during that period (whether in a single sum or in installments) in the absence of this paragraph shall be paid to the eligible employee or the eligible employee’s BENEFICIARY in one lump sum on the first business day immediately following the end of such delay period.

  (b)    Each payment and benefit under the PLAN shall be treated as a “separate payment” for purposes of SECTION 409A.

ATTACHMENT A

SCHEDULE OF POSTRETIREMENT LIFE

INSURANCE PLAN BENEFITS

I.	Level One Benefits. Level One benefits are available to MANAGEMENT EMPLOYEES and WEEKLY-PAID NON-BARGAINING UNIT EMPLOYEES who retire with fewer than 15 years of SERVICE, and BARGAINING UNIT EMPLOYEES. Such a MANAGEMENT EMPLOYEE, BARGAINING UNIT EMPLOYEE, or a WEEKLY-PAID NON-BARGAINING UNIT EMPLOYEE who retires under the terms of the Retirement Plan becomes an eligible employee entitled to receive a life insurance benefit with coverage equal to $8,000. Level One benefits for BARGAINING UNIT EMPLOYEES are the same as, rather than in addition to, the Postretirement Life Insurance provided under the GROUP LIFE INSURNACE PLAN. The Level One life insurance benefit is effective on the 32nd day following the eligible employee’s ACTUAL RETIREMENT DATE. No benefit will be payable under this PLAN if an eligible employee should die prior to the 32nd day following ACTUAL RETIREMENT DATE.

II.	Level Two Benefits. Level Two benefits are available to MANAGEMENT EMPLOYEES and WEEKLY-PAID NON-BARGAINING UNIT EMPLOYEES who are hired or promoted into a non-bargaining-unit position after December 31, 1985, and who retire under the terms of Part 1 of the COMPANY’s Retirement Plan with at least 15 years of SERVICE.

A MANAGEMENT EMPLOYEE OR WEEKLY-PAID NON-BARGAINING UNIT EMPLOYEE who is eligible for Level Two benefits becomes an eligible employee entitled to receive a life insurance benefit with coverage equal to the lesser of: a) the last 12 months of COMPENSATION received prior to the eligible employee’s ACTUAL RETIREMENT DATE, or b) $50,000. The Level Two life insurance is effective on the 32nd day following the eligible employee’s ACTUAL RETIREMENT DATE. No benefit will be payable under this PLAN if an eligible employee should die prior to the 32nd day following ACTUAL RETIREMENT DATE.

A MANAGEMENT EMPLOYEE who was eligible for the Level Two Life Insurance Benefit, but who was reclassified into a WEEKLY PAID NON-BARGAINING UNIT position on or after January 1, 2011 and who retired before March 15, 2012 shall continue to be eligible for the Level Two benefit notwithstanding such reclassification.

III.	Level Three Benefits. Level Three benefits are available to MANAGEMENT EMPLOYEES and WEEKLY PAID NON-BARGAINING UNIT EMPLOYEES who:

a)	were hired or promoted into a MANAGEMENT position before January 1, 1986;

b)	retire under the terms of Part 1 of the Retirement Plan in a position which is classified as MANAGEMENT or WEEKLY PAID NON-BARGAINING UNIT; and

c)	who have at least 15 years of SERVICE.

A MANAGEMENT EMPLOYEE OR WEEKLY PAID NON-BARGAINING UNIT who is eligible for Level Three benefits becomes an eligible employee entitled to receive a life insurance benefit with coverage equal to the last 12 months of COMPENSATION received prior to the eligible employee’s ACTUAL RETIREMENT DATE. The Level Three life insurance benefit is effective on the 32nd day following the eligible employee’s ACTUAL RETIREMENT DATE. No benefit will be payable under this PLAN if an eligible employee should die prior to the 32nd day following ACTUAL RETIREMENT DATE.

In the alternative, by filing an appropriate election form with the PLAN ADMINISTRATOR at least 30 days’ prior to the eligible employee’s ACTUAL RETIREMENT DATE, an eligible employee may irrevocably elect to receive a Level Two benefit in lieu of a Level Three benefit, provided, however, that the Level Two benefit is less than the Level Three benefit.

A MANAGEMENT EMPLOYEE who was eligible for the Level Three life insurance benefit, but who was reclassified into a WEEKLY PAID, non-bargaining unit position on or after January 1, 2011 and who retired before March 15, 2012 shall continue to be eligible for the Level Three benefit notwithstanding such reclassification.

IV.    Level Four Benefits.    Level Four benefits are available to MANAGEMENT EMPLOYEES who:

a)	were hired or promoted into a management position before January 1, 1986;

b)	who retire under the terms of the Retirement Plan in a position which is classified as a Level 12(or equivalent level) or above; and

c)	who have at least 15 years of SERVICE.

A MANAGEMENT EMPLOYEE who is eligible for Level Four benefits is entitled to a life insurance benefit with coverage equal to the last 12 months of COMPENSATION received prior to the eligible employee’s ACTUAL RETIREMENT DATE. The Level Four benefit is effective on the 32nd day following the eligible employee’s ACTUAL RETIREMENT DATE. No benefit will be payable under this PLAN if an eligible employee should die prior to the 32nd day following ACTUAL RETIREMENT DATE.

Prior to January 1, 2008, MANAGEMENT EMPLOYEES elgibile for Level Four benefits may have been offered an opportunity to select alternative benefits, pursuant to 3.01(b) of the PLAN, in which case those elected benefits will apply.

V.	Level Five Benefits. Level Five benefits are available for MANAGEMENT EMPLOYEES who were hired prior to January 1, 1986, and who retire under the terms of the Retirement Plan as an Officer of the COMPANY at the vice presidential level or above, or as the corporate secretary, controller, or the treasurer, and who have at least 15 years of SERVICE. An eligible employee who is eligible for Level Five benefits is entitled to receive a life insurance benefit equal to the last 12 months of COMPENSATION received prior to the eligible employee’s ACTUAL RETIREMENT DATE. The Level Five benefit is effective on the 32nd day following the eligible employee’s ACTUAL RETIREMENT DATE. No benefit will be payable under this PLAN if an eligible employee should die prior to the 32nd day following ACTUAL RETIREMENT DATE.

Prior to January 1, 2008, MANAGEMENT EMPLOYEES elgibile for Level Five benefits may have been offered an opportunity to select alternative benefits, pursuant to 3.01(b) of the PLAN, in which case those elected benefits will apply.

VI.	Level Six Benefits. Level Six benefits are available for MANAGEMENT EMPLOYEES who were hired after December 31, 1985, and who retire under the terms of the Retirement Plan as an Officer of the COMPANY at the vice presidential level or above, or as the corporate secretary, controller, or the treasurer, and who have at least 15 years of SERVICE. An eligible employee who is eligible for Level Six benefits is entitled to receive the Level Five benefits, up to a maximum amount of life insurance coverage of $50,000.

Prior to January 1, 2008, MANAGEMENT EMPLOYEES elgibile for Level Six benefits may have been offered an opportunity to select alternative benefits, pursuant to 3.01(b) of the PLAN, in which case those elected benefits will apply.